UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 25, 2012
_____________________

Corporate Capital Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission file number: 814-00827
_____________________

Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

 (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

FINANCIAL HIGHLIGHTS

At September 30, 2012 (unaudited):
Gross Assets:	$648.48 million
Indebtedness (borrowings under credit facility):	$160.92 million
Net Assets:	$450.00 million
Net Asset Value Per Share:	$9.78
Growth Rate in Gross Assets since June 30, 2012 (not annualized):	52%

Common Stock Offering Summary for the Nine Months Ended September 30, 2012
Gross Proceeds to Company:	$411.86 million

INVESTMENT PORTFOLIO UPDATE

As of September 30, 2012, our investment portfolio consisted of investment interests in 146 portfolio companies, for a total fair value of $599.9 million, excluding our short term investments. The primary investment concentrations include (i) senior debt and (ii) subordinated debt securities, which represented 66.2% and 33.8% of our debt portfolio at fair value excluding our short term investments, respectively. The debt investments in our portfolio were purchased at an average price of  99.9% of par value or stated value, as applicable.

As of September 30, 2012, 42.8% of our debt investments, based on fair value, featured floating interest rates, primarily based on London Interbank Offered Rate (or “LIBOR”), and 57.2% of our debt investments featured fixed interest rates. Approximately 82% of our floating rate assets had base interest rate floors with a weighted average of 1.49%.

As of September 30, 2012, our investment portfolio was diversified across 24 industries. The industry composition of the Company's investment portfolio at fair value, excluding short-term investments, as of September 30, 2012 and December 31, 2011 was as follows:

Industry Composition	September 30, 2012	December 31, 2011
Media	16.0%	8.1%
Materials	13.6	3.4
Software & Services	10.2	14.6
Retailing	7.9	12.6
Capital Goods	6.5	3.4
Health Care Equipment & Services	6.0	6.9
Insurance	5.7	2.4
Technology Hardware & Equipment	5.4	4.6
Consumer Services	4.8	4.9
Telecommunication Services	4.7	9.0
Diversified Financials	3.8	7.8
Remaining Industries	15.5	22.3
Total	100.0%	100.0%

The following table summarizes our top ten portfolio companies as a percentage of portfolio fair value.

Portfolio Company	Industry	Investments	Interest Rate	Base Rate Floor	Maturity Date	% of Fair Value
Catalina Marketing Corp.	Media	Senior Debt	L + 5.50%	— %	9/29/2017	1.42%
		Subordinated Debt	10.50%	N/A	10/1/2015	3.33%
						4.75%
The Gymboree Corp.	Retailing	Senior Debt	L + 3.50%	1.50%	2/23/2018	1.86%
		Subordinated Debt	9.125%	N/A	12/1/2018	1.76%
						3.62%
Ryerson, Inc.	Materials	Senior Debt	12.00%	N/A	11/1/2015	1.56%
		Senior Debt	9.00%	N/A	10/15/2017	1.15%
		Senior Debt	L + 7.375%	— %	11/1/2014	0.68%
						3.38%
HUB International, Ltd.	Insurance	Senior Debt	L + 4.50%	— %	6/13/2017	0.85%
		Senior Debt	L + 4.75%	2.00%	12/13/2017	0.06%
		Subordinated Debt	8.13%	N/A	10/15/2018	2.41%
						3.31%
GCI, Inc.	Telecommunication Services	Subordinated Debt	8.625%	N/A	11/15/2019	1.54%
		Subordinated Debt	6.75%	N/A	6/1/2021	1.11%
						2.66%
Data Device Corp.	Capital Goods	Senior Debt	L + 6.00%	1.50%	7/11/2018	1.32%
		Senior Debt	L + 10.00%	1.50%	7/11/2019	1.31%
						2.63%
Cengage Learning Acquisitions, Inc	Media	Senior Debt	11.50%	N/A	4/15/2020	2.61%
Hubbard Radio, LLC	Media	Senior Debt	L + 7.25%	1.50%	4/30/2018	2.48%
		Senior Debt	L + 3.75%	1.50%	4/28/2017	0.09%
						2.57%
E*TRADE Financial Corp.	Diversified Financials	Subordinated Debt	12.50%	N/A	11/30/2017	2.05%
		Subordinated Debt	7.875%	N/A	12/1/2015	0.22%
		Subordinated Debt	6.75%	N/A	6/1/2016	0.00%
						2.27%
American Gaming Systems, LLC	Consumer Services	Senior Debt	L + 10.00%	1.50%	8/24/2016	2.00%
		Senior Debt	L + 10.00%	1.50%	8/24/2016	0.13%
		Senior Debt	L + 10.00%	1.50%	8/24/2016	0.13%
						2.26%
*	“L” is the three month LIBOR.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2012	CORPORATE CAPITAL TRUST, INC.

	By:	/s/ Paul S. Saint-Pierre
Paul S. Saint-Pierre
Chief Financial Officer